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                                                                     EXHIBIT 4.7



                          TOREADOR ROYALTY CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), made and entered into as of this 17th day of February, 1994, by and between Toreador Royalty Corporation, a Delaware corporation (the "Company"), and Thomas P. Kellogg, Jr. ("Director");

                              W I T N E S S E T H:

         WHEREAS, Director currently serves as a Non-Employee Director of the Company; and

         WHEREAS, the Company desires to extend to Director the opportunity to acquire Common Stock as an added incentive for Director to continue serving as a Director of the Company and to advance the interests of the Company; and

         WHEREAS, the Board of Directors of the Company (the "Board") has authorized and approved the grant of non-qualified stock options to Director subject to the terms and conditions herein provided; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Grant of Option and Option Period. The Company hereby grants to Director as of the date of this Agreement (the "Grant Date"), subject to the provisions of Section 2 hereof and as hereinafter set forth, an option (the "Option") to purchase 10,000 shares of Common Stock, par value $.15625 per share, of the Company ("Common Stock") at the price of $3.625 per share, at any time or (with respect to partial exercises) from time to time during a period commencing on the first anniversary of the Grant Date and ending on February 17, 2004 (the "Option Period"), provided that the number of shares purchasable hereunder in any period or periods of time during which the Option is exercised shall be limited as follows:

                 (a) 3,400 shares are purchasable, in whole at any time or in part from time to time, commencing February 17, 1995, if Director serves as a director of the Company until that date;

                 (b) an additional 3,300 shares are purchasable, in whole at any time or in part from time to time, commencing February 17, 1996, if Director serves as a director of the Company until that date;

                 (c) an additional 3,300 shares are purchasable, in whole at any time or in part from time to time, commencing February 17, 1997, if Director serves as a director of the Company until that date.
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         2.      Termination of Service.  Any provision of Section 1 hereof to the contrary notwithstanding:

                 (a) If Director ceases to be a member of the Board on account of Director's (i) fraud or intentional misrepresentation or
         (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date Director ceases to be a member of the Board;

                 (b) If Director shall die during the Option Period while a member of the Board, the Option may be exercised, to the extent that Director was entitled to exercise it at the date of Director's death, within one year after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of Director or by the person or persons who shall have acquired the Option directly from Director by bequest or inheritance; and

                 (c) If Director ceases to be a member of the Board for any reason (other than the circumstances specified in paragraphs (a) and (b) of this Section 2) within the Option Period, the Option may be exercised, to the extent Director was able to do so at the date of termination of the directorship, within three (3) months after such termination (if otherwise within the Option Period), but not thereafter.

         3. Exercise During Service. Except as provided in Section 2 hereof, the Option may not be exercised unless Director is at the time of exercise serving as a director of the company, and except as provided in
Section 2, such Option shall terminate upon termination of Director's service as a director of the Company.

         4. Agreement of Director. As consideration for the Company's grant of the Option, Director agrees to continue to serve the Company as a director at the pleasure of the Company's stockholders for a continuous period of one year from the Grant Date at the retainer rate and fee schedule, if any, in effect as of the date hereof or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in this Agreement shall confer upon Director any right to continue as a member of the Board.

         5. Exercise of Option. The Option may be exercised by written notice signed by Director and delivered to the Secretary of the Company or sent by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary) at its corporate office in Dallas, Texas. Such notice shall state the number of shares as to which the Option is exercised and shall be accompanied by the full amount of the purchase price of such shares, in cash or by check. Any such notice shall be deemed given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated, or, in the case of hand delivery, on the date of receipt thereof by the Secretary of the Company. Promptly after demand by the Company, Director shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with





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the exercise of the Option.  In the event of Director's death, the executor or administrator of Director's estate (or anyone who shall have acquired the Option by will or pursuant to the laws of descent and distribution) may exercise the Option in accordance with the provisions of this Agreement.

         6.      Delivery of Certificates Upon Exercise of the Option.
Delivery of a certificate or certificates representing the purchased shares of Common Stock shall be made promptly after receipt of notice of exercise and payment of the purchase price and the amount of any withholding taxes to the Company, if required. If the Company so elects, it obligation to deliver shares of Common Stock upon the exercise of the Option shall be conditioned upon its receipt from the person exercising the Option of an executed investment letter, in form and content satisfactory to the Company and its legal counsel, evidencing the investment intent of such person and such other matters as the Company may reasonably require. It the Company so elects, the certificate or certificates representing the shares of Common Stock issued upon exercise of the Option shall bear a legend in substantially the following form:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED THEREUNDER OR UNLESS THE COMPANY RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION THEREUNDER IS NOT REQUIRED.

         7. Adjustments Upon Changes in Common Stock. In the event that before delivery by the Company of all the shares in respect of which the Option is granted, the Company shall have effected a Common Stock split or dividend payable in Common Stock, or the outstanding Common Stock of the Company shall have been combined into a smaller number of shares, the shares still subject to the Option shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share shall be decreased or increased so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares still subject to the Option. The provisions of this Section 7 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         8. Transferability. The Option evidenced hereby is not transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations





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order as defined in the Code or in Title I of the Employee Retirement Income
Security Act of 1974, as amended, and during the lifetime of Director is exercisable only by Director.

         9. Applicable Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent preempted by Federal law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       The "Company"

                                       TOREADOR ROYALTY CORPORATION



                                       By:  /s/ PETER R. VIG
                                            -----------------------------------
                                            Peter R. Vig, Chairman
                                            and Chief Executive Officer


                                       "Director"



                                       /s/ THOMAS P. KELLOGG, JR.
                                       ----------------------------------------
                                       Thomas P. Kellogg, Jr.





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